                                                                   EXHIBIT 15

                   FINANCIAL STATEMENT SCHEDULES

                        MILLIONS OF DOLLARS

FIVE-YEAR SUMMARY OF FINANCIAL AND OPERATING DATA (unaudited)

                                   2003       2002     2001      2000       1999
Results of Continuing
  Operations:
    Revenues                     $ 266.7    $ 246.7 $ 304.4   $ 307.8    $ 282.0
    Income                          59.9      34.9     46.2      56.4       59.3
    Dividends paid                  50.0       -       26.0      22.7       60.3

    Percentage of income from
     continuing operations to
     average shareholder's equity   15.5%      9.8%    14.8%     18.9%     21.0%

  Financial Data:
    Finance receivables, net     $ 854.3  $1,285.0  $1,079.5  $1,666.1  $2,062.5
    Total assets                 1,959.8   2,094.9   2,110.9   2,518.9   2,769.9

    Total debt                   1,461.9   1,562.5   1,652.6   1,874.0   1,710.3
    Shareowner's equity            364.2     364.8     331.3     304.4     280.3

    Debt to equity ratio          4.0:1      4.3:1     5.0:1     6.2:1     6.1:1

  Number of employees at
    October 31                      273        303       311       291       307

Results of Discontinued
  Operations:
    Revenues                      $   -   $   -      $  61.6   $  55.9    $ 44.2
    Income (loss)                     -       -          6.4       0.5       3.2

  Number of employees at
    October 31                        -       -         78        94        92

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                   FINANCIAL STATEMENT SCHEDULES

                        MILLIONS OF DOLLARS
                            (unaudited)

Gross Finance Receivables
and Leases Originated            2003       2002       2001      2000     1999
  Wholesale notes              $3,168.7   $2,955.3  $2,803.7   $4,119.3 $4,188.5
  Retail notes and leases:
    New                         1,004.5      946.9     963.1    1,561.4  1,519.7
    Used                          307.4      279.6     228.3      268.6    286.4
       Total                    1,311.9    1,226.5   1,191.4    1,830.0  1,806.1

    Total                      $4,480.6   $4,181.8  $3,995.1   $5,949.3 $5,994.6

Serviced Retail Notes and Leases
 with Installments Past Due
 Over 60 Days                     2003     2002       2001       2000     1999
Original amount of notes
   and leases                   $ 28.6   $ 35.1     $ 72.3     $ 91.7   $ 40.4
Balance of notes and leases       10.7     17.4       37.9       46.3     17.9
Balance as a percentage of
   total outstanding notes
   and leases                     0.36%     0.57%      1.12%      1.26%    0.53%

Serviced Retail Note and Leases
Repossessions                    2003     2002       2001       2000      1999
Retail note and lease
   repossessions acquired as
   a percentage of average
   serviced retail note and
   lease balances                2.85%    2.88%      4.47%      2.80%      1.82%

Acquisitions of repossessions  $ 82.4   $ 88.3     $ 154.5     $ 95.8   $ 55.7
Repossessions, end of period     21.1     26.0        77.7       42.4     21.0

Allowance Related to
Net Serviced Portfolio           2003     2002       2001       2000      1999
Allowance Related to
   total serviced portfolio    $  30.0  $ 30.0     $  30.0     $ 26.2   $ 26.2
Balance as a percentage of
      net serviced portfolio       0.76%   0.75%       0.71%      0.54%    0.55%

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                   FINANCIAL STATEMENT SCHEDULES

                        MILLIONS OF DOLLARS
                            (unaudited)

Credit Loss Experience on
  Serviced Receivables           2003      2002      2001      2000     1999

NFC
Net losses (recoveries):
   Retail notes and leases     $  14.2   $  19.8   $  23.4   $  12.2    $ 5.5
   Wholesale notes                 1.6      (0.1)      0.6      -        (0.2)
   Accounts                         -        0.8        -       (0.1)     0.1
      Total                    $  15.8   $  20.5   $  24.0   $  12.1    $ 5.4

International
Net losses (recoveries):
   Retail notes and leases     $  24.1   $  38.2   $  37.3    $ 22.5    $ 3.5

      Total                    $  40.5    $ 58.7   $  61.3    $ 34.6    $ 8.9

NFC
Percent net losses (recoveries)
  to liquidations:
   Retail notes and leases       1.03%    1.34%      1.52%      .82%     .41%
   Wholesale notes                .05       -         .02        -        -
      Total                       .35%     .45%       .52%      .21%     .10%

International
Percent net losses (recoveries)
  to liquidations:
   Retail notes and leases       1.75%    2.66%      2.48%     1.53%     .26%

NFC
Percent net losses (recoveries)
  to related average gross
  portfolio outstanding:
   Retail notes and leases        .50%     .65%      .68%       .36%     .18%
   Wholesale notes                .19     (.02)      .06          -     (.02)
   Accounts                        -       .25        -        (.02)     .02
             Total                .40%     .49%      .50%       .30%     .12%

International
Percent net losses (recoveries)
  to related average gross
  portfolio outstanding:
   Retail notes and leases        .84%    1.25%     1.08%       .66%     .11%